RW HOLDINGS NNN REIT, INC.
UP TO $800,000,000 IN SHARES OF CLASS C COMMON STOCK
DEALER MANAGER AGREEMENT
January 2, 2020
North Capital Private Securities Corporation
623 E. Fort Union Boulevard
Suite 101
Midvale, Utah 84047
Ladies and Gentlemen:
RW Holdings NNN REIT, Inc., a Maryland corporation (the “Company”), has registered for public sale (the “Offering” ) a maximum of up to $800,000,000 in shares of its Class C common stock, $0.001 par value per share (the “Shares”), consisting of (a) up to $725,000,000 in Shares in the primary offering at a purchase price equal to the most recent estimated per share net asset value (“NAV”) as determined by the Company’s board of directors, and (b) up to $75,000,000 in Shares pursuant to the Company’s distribution reinvestment plan at a purchase price equal to the most recent estimated per share NAV as determined by the Company’s board of directors, all upon the other terms and subject to the conditions set forth in the Prospectus (as defined in Section 1.1, below). The Company has reserved the right to reallocate the Shares offered between the primary offering and the distribution reinvestment plan. The minimum purchase by any one person shall be $500 in Shares except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to North Capital Private Securities Corporation (the “Dealer Manager”). The Dealer Manager is not expected to, but may, enter into Participating Dealer Agreements, in a form mutually agreed upon by the Company and the Dealer Manager, with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Company shall have the right to approve any material modifications or addendums to the form of the Participating Dealer Agreement. In connection therewith, the Company hereby agrees with the Dealer Manager, as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to the Dealer Manager and each Dealer with whom the Dealer Manager enters into a Participating Dealer Agreement that, as of the effective date of this Dealer Manager Agreement and at all times during the Offering (provided that, to the extent such representations and warranties are given only as a specified date or dates, the Company only makes such representations and warranties as of such date or dates):
1.1    A registration statement with respect to the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, covering the Shares. Said registration statement, which includes a prospectus, was initially filed with the SEC on May 23, 2019, and was declared effective with the SEC on December 23, 2019 (Registration No. 333-231724). Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and prospectus contained therein, as finally amended and revised as of the effective date of the registration statement, and as may be revised, amended or modified from time to time thereafter by any amendments (as to the registration statement) and/or supplements (as to the prospectus), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the Prospectus filed pursuant to Rule 424(b).

1.2    The Company has been duly organized and is validly existing as a corporation under the laws of the State of Maryland and has the power and authority to conduct its business and the Offering as described in the Prospectus.
12834332–13
1.3    As of the effective date of this Dealer Manager Agreement, the Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations, and the Prospectus, as of the date of the Prospectus, and any and all authorized printed sales literature or other sales materials prepared and authorized by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”), during such time as such Authorized Sales Materials are authorized by the Company for use in conjunction with the Prospectus, do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that (i) the Company undertakes to immediately notify the Dealer Manager in writing (electronic or otherwise) at the time any of the Authorized Sales Materials are no longer authorized by the Company for use, which notice shall (notwithstanding the provisions of Section 13 hereof) be effective upon receipt by the Dealer Manager, and (ii) the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus or Authorized Sales Materials as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information either (a) furnished by a Dealer in writing to the Dealer Manager or the Company, or (b) furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.
1.4    The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.
1.5    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Dealer Manager Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws (which the Company has received prior to the effective date of this Dealer Manager Agreement).
1.6    There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would be reasonably expected to have a material adverse effect on the business or property of the Company or the Offering.
1.7    The execution and delivery of this Dealer Manager Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Dealer Manager Agreement by the Company will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except (i) to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws, and (ii) for such conflicts or defaults that would not reasonably be expected to have a material adverse effect on the business or property of the Company or the Offering.
1.8    The Company has full legal right, power and authority to enter into this Dealer Manager Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.
1.9    The Shares, when subscribed for, paid for and issued, will be duly and validly issued, fully paid and non-assessable, free and clear of encumbrances and will conform to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares shall have been validly and sufficiently taken.
1.10    The Company is not in violation of its Articles of Incorporation or its Bylaws.
1.11    The financial statements of the Company filed with the SEC in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods indicated; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.
1.12    The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
1.13    The Company has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Prospectus, requires such qualification, except where such failure to do so would not have a material adverse effect on the business or property of the Company or the Offering.

2.	COVENANTS OF THE COMPANY.
The Company covenants and agrees with the Dealer Manager that:
2.1    It will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus and every form of supplemental or amended prospectus; (b) this Dealer Manager Agreement; and (c) the other Authorized Sales Materials.
2.2    It will prepare and file with the appropriate regulatory authorities, at no expense to the Dealer Manager, the Authorized Sales Materials. In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.
2.3    It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Company may determine and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification upon the Dealer Manager’s request.
2.4    It will use its best efforts to cause the Registration Statement to continue to be effective with the SEC and each state securities commission which it deems appropriate in its sole discretion. The Registration Statement is effective in the states set forth on Schedule 2.4 attached hereto. The Company shall provide Dealer Manager with prompt notice to any additions or deletions to this schedule. If at any time the SEC or any state securities commission shall issue any stop order suspending the effectiveness of the Registration Statement, and to the extent the Company determines that such action is in the best interest of its stockholders, it will use its best efforts to obtain the lifting of such order at the earliest possible time.
2.5    If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus or other Authorized Sales Materials then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will affect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.
2.6    Each of the representations and warranties contained in this Dealer Manager Agreement are true and correct as of the date of this Dealer Manager Agreement and the Company will comply with each covenant and agreement contained in this Dealer Manager Agreement.
2.7    It will be duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type, that will make such qualification necessary.
2.8    It has satisfied the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification of the Company as a real estate investment trust and will exercise reasonable diligence to operate the business of the Company so as to comply with such requirements.
2.9    It will apply the proceeds from the sale of the Shares as stated in the Prospectus.

3.	OBLIGATIONS AND COMPENSATION OF DEALER MANAGER.
3.1    The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of 100,000,000 Shares through the Dealers, all of whom shall be members of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that it is a member of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Dealer Manager Agreement.
3.2    The Dealer Manager and the Dealers shall offer the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted as set forth on Schedule 2.4 from time to time. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.
3.3    The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Dealer Manager Agreement is terminated. As compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager the compensation set forth in Schedule A hereto. No selling commissions, dealer manager fees or other compensation shall be paid with respect to Shares sold pursuant to the Company’s distribution reinvestment plan. Notwithstanding the foregoing, the Dealer Manager may reallow all or a portion of any selling commissions and/or all or a portion of the dealer manager fees to any Dealers. In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Dealers participating in the Offering, including, but not limited to, any selling commissions, the dealer manager fee, underwriting expense reimbursements and non-cash compensation, exceed 10.0% of gross offering proceeds in the aggregate. The Company will not be liable or responsible to any Dealer for direct payment of commissions to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions to Dealers on behalf of the Dealer Manager without incurring any liability.
3.4    The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the

Registration Statement, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
3.5    The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company, use any “broker-dealer use only” materials with members of the public, or make any unauthorized verbal representations in connection with offers or sales or the Shares.
3.6    The Dealer Manager is a duly incorporated and validly existing corporation under the laws of the State of Delaware. The Dealer Manager is not in violation of its Certificate of Incorporation or its Bylaws.
3.7    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Dealer Manager of this Dealer Manager Agreement, except such as may be required under the Securities Act or applicable state securities laws.
3.8    There are no actions, suits or proceedings pending or to the knowledge of the Dealer Manager, threatened against the Dealer Manager at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could be reasonably expected to have a material adverse effect on the Dealer Manager or the ability of the Dealer Manager to perform its obligations under this Agreement or to participate in the Offering as contemplated by the Prospectus.
3.9    The execution and delivery of this Dealer Manager Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Dealer Manager Agreement by the Dealer Manager will not conflict with or constitute a default under any operating agreement or other similar agreement, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.
3.10    The Dealer Manager has full legal right, power and authority to enter into this Dealer Manager Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.
3.11    Except for any Participating Dealer Agreements, no agreement will be made by the Dealer Manager with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

4.	INDEMNIFICATION.
4.1    The Company will indemnify and hold harmless the Dealer Manager, its affiliates and their employees, officers and directors and each person, if any, who controls such Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any losses, claims, damages or liabilities, joint or several, to which Dealer Manager, its affiliates, and their employees, officers and directors, or such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any (or any amendment or supplement with respect thereto) (i) Registration Statement (including the Prospectus as a part thereof) and any amendment or supplement thereto, (ii) Authorized Sales Material, or (iii) blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (“Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), any Authorized Sales Material or any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any material violation of this Dealer Manager Agreement, or (d) any failure to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, or (e) any other failure to comply with applicable FINRA rules or SEC rules. The Company will reimburse the Dealer Manager, as appropriate, and its affiliates and their employees, officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by the Dealer Manager, its affiliates and their employees, officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Authorized Sales Materials, any such Blue Sky Application or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
4.2    The Dealer Manager will indemnify and hold harmless the Company, its affiliates and their employees, officers and directors (including any persons named in the Registration Statement with his or her consent, as about to become a director), each person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof, (ii) in any Authorized Sales Materials, or (iii) in any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in the Prospectus or in any amendment or supplement to the Prospectus or in any Authorized Sales Materials or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any post-effective amendment thereof or any Authorized Sales Materials or any Blue Sky Application or the Prospectus or any amendment thereof or supplement thereto, or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public or unauthorized verbal representations concerning the Shares by the Dealer Manager, or (d) any untrue statement made by the Dealer Manager or its representatives or agents, or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in connection with the offer and sale of the Shares, or (e) any material violation of this Dealer Manager Agreement, or (f) any failure to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, or (g) any other failure to comply with applicable FINRA rules or SEC rules; provided that the Dealer Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Dealer Manager by or on behalf of the Company or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Authorized Sales Materials, any such Blue Sky Application or the Prospectus or any such amendment thereof or supplement thereto. The Dealer Manager will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.
4.3    The Company will severally indemnify and hold harmless each Dealer, its affiliates and their employees, officers and directors and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealer, its affiliates, their employees, officers and directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse Dealers, their affiliates and their employees officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by such Dealers, their affiliates and their officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealers specifically for use in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application.
4.4    The Dealer Manager will severally indemnify and hold harmless each Dealer, its affiliates and their employees, officers and directors and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealer, its affiliates and their employees, officers and directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any post-effective amendment thereof or any Authorized Sales Materials or any Blue Sky Application or the Prospectus or any amendment thereof or supplement thereto. The Dealer Manager will reimburse Dealers and their affiliates and their employees, officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by such Dealers and their affiliates and their employees, officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Dealer Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Dealer Manager or the Company by or on behalf of the Dealers specifically for use in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application or any such amendment thereof or supplement thereto.
4.5    Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions of the Company’s charter in effect as of the date of this Dealer Manager Agreement [or any amended and restated charter included in the Company’s Registration Statement on Form S-4 first filed with the SEC on September 25, 2019] (such charter not to be changed by the Company to affect the Company’s indemnity obligations hereunder) or Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association. No party shall indemnify or hold harmless any other party for liabilities arising from or out of an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.
4.6    Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their affiliates and their employees, officers and directors (including any persons named in the Registration Statement with his or her consent, as about to become a director), each person who has signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any affiliate or any such employee, director or officer, or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof, (ii) in any Authorized Sales Materials, or (iii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in the Prospectus or in any amendment or supplement to the Prospectus or in any Authorized Sales Materials or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any post-effective amendment thereof or any Authorized Sales Materials or any Blue Sky Application or the Prospectus or any amendment thereof or supplement thereto, or (c) any use of sales literature not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public or unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents, or (d) any untrue statement made by such Dealer or its representatives or agents, or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in connection with the offer and sale of the Shares, or (e) any failure to comply with Section IX or Section XII or any other material violation of the Participating Dealer Agreement, or (f) any failure to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, or (g) any other failure to comply with applicable FINRA rules or SEC rules; provided that a Dealer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to such Dealer by the Company. Each such Dealer will reimburse the Company and the Dealer Manager and their affiliates and any such employees, directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.
4.7    Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.8) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.
4.8    The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obligated to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
4.9    The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager, any affiliate or any employee officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Dealer Manager Agreement or any Participating Dealer Agreement. A successor of any Dealer or of any of the parties to this Dealer Manager Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.	SURVIVAL OF PROVISIONS.
The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Dealer Manager Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Dealer Manager Agreement or any Participating Dealer Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the delivery of any payment for the Shares.

6.	APPLICABLE LAW AND VENUE.
This Dealer Manager Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Dealer Manager Agreement shall be construed under the laws of the State of Delaware without regard to the conflicts of laws principles and rules thereof to the extent such principles would require or permit the application of the laws of another jurisdiction; provided, however, the governing law for causes of action for violations of federal or state securities law shall be governed by applicable federal or state securities law. The Company and Dealer Manager hereby acknowledge and agree that venue for any action brought hereunder shall lie exclusively in New York, New York.

7.	COUNTERPARTS.
This Dealer Manager Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

8.	SUCCESSORS AND AMENDMENT.
8.1        This Dealer Manager Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors, and shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof. Nothing in this Dealer Manager Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.
8.2        This Dealer Manager Agreement may only be amended by the written agreement of the Dealer Manager and the Company.

9.	TERM.
This Dealer Manager Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Dealer Manager Agreement on its part to be performed during the term of this Dealer Manager Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) by either party on 60 days’ written notice; provided no party may terminate this Dealer Manager Agreement under clause (a) of this paragraph unless such failure or breach is or not cured within 30 days after such party has delivered notice of intent to terminate.
In any case, this Dealer Manager Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Sections 4 and 6 hereof shall survive such termination. In addition, the Dealer Manager, upon the expiration or termination of this Dealer Manager Agreement, shall (1) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into such account as the Company may designate; and (2) promptly deliver to the Company or destroy all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential (except such disclosure as may be required by applicable law, rule, regulation or judicial order or legal process or in connection with ordinary course legal, financial, tax or regulatory filings, audits or examinations). The Dealer Manager (at the Company’s sole cost and expense) shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Dealer Manager Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under Section 3 at such time as such commissions become payable.

10.	CONFIRMATIONS.
The Company hereby agrees to prepare and send confirmations to all purchasers of Shares whose subscriptions for the purchase of Shares are accepted by the Company.

11.	SUITABILITY OF INVESTORS.
The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will, require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors.

12.	SUBMISSION OF ORDERS.
Subscribers may purchase Shares utilizing checks, drafts, wires, Automatic Clearing House (ACH) or money orders. Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their instruments of payment payable to “RW Holdings NNN REIT, Inc.”. None of the Dealer Manager or any Dealer shall receive payment for Shares. All payments shall be submitted by Subscribers directly to the Company.

13.	NOTICE.
Any notice in this Dealer Manager Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transfer. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To the Company:	RW Holdings NNN REIT, Inc.
Attention: Aaron S. Halfacre, Chief Executive Officer
3090 Bristol Street, Suite 550
Costa Mesa, California 92626
Fax: 949-386-2554

To Dealer Manager:	North Capital Private Securities Corporation
Attention: James P. Dowd
623 E. Fort Union Boulevard
Suite 101
Midvale, Utah 84047

With a copy to (which shall not constitute notice):	jdowd@northcapital.com stomasetti@northcapital.com gnelson@northcapital.com

14.	SEVERABILITY.
In the event that any court of competent jurisdiction declares any provision of this Dealer Manager Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Dealer Manager Agreement shall be considered severable.

15.	NO WAIVER.
Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Dealer Manager Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

16.	ASSIGNMENT.

This Dealer Manager Agreement may not be assigned by either party, except with the prior written consent of the other party. This Dealer Manager Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

17.	NO PARTNERSHIP.
Nothing in this Dealer Manager Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Company; instead, this Dealer Manager Agreement shall only constitute the Dealer Manager as a dealer authorized to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented.
If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us effective as of the date first above written.
Very truly yours,
RW HOLDINGS NNN REIT, INC.
By:    ___/s/ Aaron S. Halfacre______________________
Aaron S. Halfacre, Chief Executive Officer

Accepted and agreed as of the date first above written.
NORTH CAPITAL PRIVATE SECURITIES CORPORATION
By: ____/s/ James P. Dowd_________________
James P. Dowd, President

Schedule A – Dealer Manager Fee Schedule
The Company hereby agrees to pay the following fees to the Dealer Manager:

A)
A monthly fee of $72,000.00 to be paid within one business day after the SEC declares the Registration Statement effective and by the 15th day of each of the following two calendar months thereafter, such monthly fee to be decreased to $12,000.00 per month to be paid by the 15th day of each calendar month thereafter; and

B)	A variable fee based on the dollar amount of Shares sold from the primary offering according to the following tiers to be paid by the 15th day of each calendar month:

a.	0.0 basis points on the first $25,000,000.00 sold;

b.	60.0 basis points on each incremental dollar amount sold once the cumulative, aggregate sales are greater than $25,000,000.00 but less than $75,000,000.00; and

c.	50.0 basis points on the aggregate dollar amount sold once the cumulative, aggregate sales are $75,000,000.00 or greater.